UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2021

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2021, Broad Street Realty, Inc. (the “Company”) entered into a purchase and sale agreement (the “Agreement”) with BBL Current Owner, LLC (“BBL Current”) to acquire a mixed-use property in Williamsburg, Virginia known as Midtown Row for a purchase price of $122.0 million in cash (the “Midtown Row Acquisition”). Midtown Row is a recently completed development comprised of 240 student housing units with 620 beds and a retail component consisting of 63,573 square feet of gross leasable area.

The Midtown Row Acquisition is subject to customary closing conditions, and the Company expects to close the Midtown Row Acquisition by the end of the second quarter of 2022. There can be no assurances that these conditions will be satisfied or that the Company will complete the Midtown Row Acquisition on the terms described herein or at all.

Michael Z. Jacoby, the Company’s chief executive officer and chairman of its board of directors, Alexander Topchy, the Company’s chief financial officer, Aras Holden, the Company’s vice president of asset management and acquisitions, and Thomas M. Yockey, Daniel J.W. Neal and Jeffrey H. Foster, members of the Company’s board of directors, have indirect ownership interests in BBL Current, and Mr. Jacoby serves as the chief executive officer and a director of BBL Current. As a result of their indirect ownership interests in BBL Current, these individuals are expected to receive estimated aggregate consideration of approximately $1.4 million at closing.

The Company served as the development manager for Midtown Row and serves as the property manager and the leasing broker for the retail portion of Midtown Row.

The description of the Agreement contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated December 21, 2021, by and among Broad Street Realty, Inc. and BBL Current Owner, LLC.
104	Cover Page Interactive Data File – The cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	December 27, 2021	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer